EXHIBIT 10.2

                                                     May 12, 1999



Dr. Bruce R. Barnes                                  Mr. David A. Stockman
Wasserstein Perella & Co., Inc.                      The Blackstone Group
31 West 52nd Street, 27th Floor                      345 Park Avenue, 31st Floor
New York, NY 10154                                   New York, NY 10019

Dear Bruce and David:

We have reached this understanding following the decision to relocate the General Counsel's office to Detroit:

      1. My salary will be increased to $340,000 retroactive to January 1, 1999. I will be employed through June 30, 1999 and will work full-time through May 31, 1999.

      2. Subject to point 9 below, I will receive a lump-sum payment on July 8, 1999 (or, if I execute and deliver the Release described in point 9 below after June 30, 1999, on the eighth day after the date on which I execute and deliver such Release) in the amount of $500,000 payable in lieu of the severance that would otherwise be payable under Section 6.2(b) of my employment agreement and in lieu of any EICP bonus for 1999.

      3. My termination date for purposes of benefits shall be December 31, 1999, and I shall continue to receive benefits for one year thereafter as provided in Section 4 of my employment agreement. I will receive the profit sharing contribution for 1999, if there is any. The level of my benefits shall be at the senior executive level, comparable to other executive vice presidents and division presidents. I will be paid on June 30, 1999 for any accrued but unused vacation.

      4. My termination date for purposes of my stock options shall be December 31, 1999, and they shall be exercisable for one year thereafter.

      5. My termination date for purposes of the change in control agreement dated March 17, 1998 shall be December 31, 1999, and the payments and benefits provided for in points 2 and 3 above shall be taken into account under Section 6 of the change in control agreement.



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Dr. Bruce R. Barnes                                        May 12, 1999
Mr. David A. Stockman                                      Page 2


      6. My office, office furniture, office equipment and home fax machines shall be maintained through the expiration of the current office lease term, which is January 31, 2000.

      7. I acknowledge that the term of my employment as set forth in Section 1 of my employment agreement shall end on June 30, 1999 and I shall not be entitled to any further notice from the Company pursuant to Section 1 of my employment agreement.

      8. I acknowledge that I have no shadow equity interests under the Equity Plan described in Section 3.3 of my employment agreement.

      9. I acknowledge that payment to me of the amounts, and the other rights accruing to me, as set forth above that are in addition to amounts and rights to which I am currently entitled (without regard to this letter) from Collins & Aikman (the "Additional Severance") is conditioned upon my executing and delivering to Collins & Aikman on or after June 30, 1999 a Release, substantially in the form attached hereto as Exhibit 1, and on my not revoking such Release on or before the eighth day following delivery of the Release. Delivery by fax to the Vice-President of Human Resources or another officer or director of Collins & Aikman shall constitute delivery.

Except as expressly modified hereby, the provisions of my employment agreement and the change of control agreement shall continue to apply.

If this sets forth our understanding, please sign this and fax it back to me.

                                            Very truly yours,

                                            /s/ Elizabeth Philipp
                                            Elizabeth R. Philipp


      /s/ Bruce Barnes
-------------------------------
     Dr. Bruce R. Barnes


      /s/ David A. Stockman
--------------------------------
     Mr. David A. Stockman


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                                                                       EXHIBIT 1


                                     RELEASE


               WHEREAS, the Executive's employment with Collins & Aikman Corporation ("Collins & Aikman") is being terminated on the date hereof on the terms described in the letter agreement dated May __, 1999 between Elizabeth Philipp (the "Executive") and Collins & Aikman (the "Agreement"); and
               WHEREAS, the Executive is required to sign this Release in order to receive various payments and other benefits described in the Agreement.
               NOW THEREFORE, in consideration of the promises and agreements contained herein and in the Agreement and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Executive agrees as follows:

               1. In consideration of the payments by Collins & Aikman to the Executive set forth in the Agreement, and the other benefits accruing to the Executive under the Agreement which the Executive acknowledges includes amounts and benefits that are in addition to payments and benefits to which the Executive would be entitled absent the Agreement, the Executive unconditionally releases Collins & Aikman and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof (collectively referred to herein as the "Released Parties"), from any and all claims, liabilities and obligations of any nature pertaining to the terms of her employment or the termination of her employment other than those provided for by the Agreement, the employment agreement dated as of July 18, 1990 between Wickes Companies, Inc. and the Executive, the change of control agreement dated March 17, 1998 between Collins & Aikman and the Executive or this Release including, without limitation, any
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claims arising out of alleged legal restrictions on Collins & Aikman's right to terminate its employees, such as any termination contrary to public policy or to laws prohibiting discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, any and all claims of wrongful or unjust discharge and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common law principles, including but not limited to the Americans with Disabilities Act, 42 U.S.C.
Section 1 to 101, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C.
Section 621, et seq. ("ADEA"), and the New York Human Rights Law, and all similar laws of the United States and any State or local jurisdiction including all amendments to the foregoing statutes and amendments to any of the statues or regulations incorporated by reference in or applicable to, any of the foregoing. With respect to the ADEA, it is specifically recognized that the Executive is not waiving by this Release any future claims she may have under that Act. For the avoidance of doubt, this Release does not affect any rights of indemnification as provided by law or the By-laws of Collins & Aikman or any subsidiary and any rights under benefit plans, programs or stock option agreements.

               2. The Executive acknowledges that she has carefully read and fully understands all of the provisions and effects of this Release; that she has been advised in writing to consult an attorney prior to executing this Release; that she is voluntarily entering into this Release; and that neither Collins & Aikman nor its agents or attorneys have made any representations or promises as to the terms or effects of this Release other than those contained herein.


               3. The Executive agrees that she has been provided this Release on May 21, 1999 and has had the opportunity to review it for twenty-one (21) days prior to executing it, and

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that such was a reasonable period of time. Changes to this Release, whether material or immaterial, do not restart the running of the twenty-one (21) day period. Collins & Aikman and the Executive also expressly agree that the Executive's termination is not associated with an exit incentive or other employment termination program offered to a group or class of employees.

               4. For a period of seven (7) days following the execution of this Release, the Executive may revoke this Release. Said revocation must be in writing and must be delivered in person or by Registered or Certified mail, postmarked within seven (7) days of execution of this Release, to the Chief Executive Officer of Collins & Aikman.

               5. This Release is made in the State of New York, and shall in all respects be interpreted, enforced and governed under the laws of the State of New York, except to the extent preempted by Federal law. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

               6. The terms of this Release shall be considered separate from each other, and if any shall be found to be invalid, it shall not affect the validity of the remaining terms.

               IN WITNESS WHEREOF, and intending to be legally bound hereby, the Executive has executed and delivered this Release on the date set forth below.



----------------------------------                ------------------------------
Date:                                             Elizabeth Philipp

STATE OF NEW YORK                   )
                                    )      SS.
COUNTY OF __________________________)

                                       3
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               On this          day of       , 1999, before me, a Notary Public,
personally appeared ELIZABETH PHILIPP, known by me to be the person who is described in and who executed the foregoing Release and being first duly sworn, acknowledged that she executed the same as her own free act and deed.


                                            ------------------------------------
                                            Notary Public



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